SCHEDULE 14C INFORMATION

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:
                     [ X] Preliminary Information Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))
                      [ ] Definitive Information Statement

                              JUNIPER GROUP, INC.

                (Name of registrant as Specified in its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies:. . . . . . .
(2) Aggregate number of securities to which transaction applies:. . . .. . . . .

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): . . . . . . . . . . . . . . . . . .
(4) Proposed maximum aggregate value of transaction: . . . . . . . . . . . . . .
(5) Total fee paid: . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . .
[ ] Fee paid previously by written preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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                               JUNIPER GROUP, INC.
                            MISSION BAY OFFICE PLAZA
                          20283 STATE ROAD 7, SUITE 400
                              BOCA RATON, FL 33498

                 NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT


                  TO ALL SHAREHOLDERS OF JUNIPER GROUP, INC.:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our board of directors the authority to increase the number of shares of capital stock of the Company from 75,000,000 to 760,000,000, of which 750,000,000 million shares will relate to Common Stock and 10,000,000 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

                                             By Order of the Board of Directors,

                                             /s/ Vlado Hreljanovic
                                             -----------------------------------
                                             Vlado Hreljanovic
                                             Chief Executive Officer



Boca Raton, Florida
March 27, 2006

                               JUNIPER GROUP, INC.
                            MISSION BAY OFFICE PLAZA
                          20283 STATE ROAD 7, SUITE 400
                              BOCA RATON, FL 33498

                              INFORMATION STATEMENT

                                 March 27, 2006

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about March 27, 2006, to the shareholders of record of Juniper Group, Inc. at the close of business on March 27, 2006. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our shareholders of corporate action by shareholders without a meeting, as required by the Nevada Revised Statutes.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock have adopted, by written consent, resolutions authorizing us to increase the amount of shares of the Company from 75,000,000 to 760,000,000 shares of capital stock of the Company, of which 750,000,000 million shares will relate to Common Stock and 10,000,000 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company.

Our Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

                                VOTING SECURITIES

As of the close of business on March 27, 2006, we had 75,000,000 shares of common stock authorized of which 14,224,048 shares were issued and outstanding. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors.

As of March 27, 2006, there were 875,000 shares of Preferred Stock authorized. The Board of Directors has the authority to issue the Preferred Stock and designate the voting rights, preferences and other features of the preferred stock. As of March 27, 2006, the Company had 135,000 shares outstanding of Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of the common stock at the average of the volume weighted average price of the common stock as reported by Bloomberg during the ten (10) consecutive trading days preceding the conversion date (but not including such date. ) As of March 27, 2006, the Company had 300,000 shares outstanding of Series C Preferred Stock.

Two years from the date of issuance the holder of the Series C Preferred Stock may convert in an amount equal to thirty (30) shares of common stock for each one share of Series C Preferred surrendered.

Notwithstanding the foregoing, a holder may not convert any share of Series C Preferred Stock if: (i) the market price of the Common Stock is below $1.00 per share; (ii) the Corporation's Common Stock is no longer listed on the OTC-BB (unless the Corporation has secured a listing on the Nasdaq SmallCap or National Market, or AMEX; (iii) the Corporation is not in good standing; (iv) the Corporation must have more than 500 share holders; (v) the Corporation must have annual revenue of at least four (4) million dollars; (vi) the Corporation does not have at least $100,000 of EBITDA for the fiscal year preceding the conversion request.

                         DISSENTERS' RIGHT OF APPRAISAL

Under Nevada law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to our increasing the amount of shares, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

           REASONS FOR INCREASING THE AMOUNT OF SHARES OF THE COMPANY

The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 760,000,000 shares of which 750,000,000 shares will relate to Common Stock and 10,000,000 shares of which will relate to Preferred Stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares in the case of conversion of the callable secured convertible notes recently issued by the Company, and the exercise of warrants recently issued by the Company, and which also could be issued for other various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, and other convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or Preferred Stock.

The Company has two (2) callable secured convertible notes each bearing interest at 8% with maturity on January 15, 2009 and March 14, 2009 and are convertible into our common stock, at the investors' option, at the lower of (i) $.05 or
(ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

                           EFFECT ON OUR SHAREHOLDERS

The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution is likely to be substantial, given the terms of two 8% callable secured convertible notes. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized Preferred Stock will have voting and other rights as determined by the Board of Directors.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ to that of the common shareholders), none of our officers, directors, or any of their respective affiliates has any interest our increasing the amount of authorized shares.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                                       ***

As we have obtained the requisite shareholder vote for our increasing the amount of authorized shares, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

                                                                       Exhibit A

                                 CERTIFICATE OF
                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                               JUNIPER GROUP, INC.

Pursuant to NRS 78.207 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of JUNIPER GROUP, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Corporation"):

The amendment contained herein was approved by a majority vote of shareholders of the Corporation on March 27, 2006.

FIRST: The Articles of Incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of Nevada on January 22, 1997. This Amendment to the Articles will become effective upon the filing of the Certificate with the Nevada Secretary of State.

SECOND: That ARTICLE III shall be amended as follows:

"The aggregate number of shares which the corporation shall have authority to issue is Seven Hundred sixty Million (760,000,000) shares, divided into:

Ten Million (10,000,000) Preferred Shares, having a par value of $0.10 per share

and

Seven Hundred Fifty Million (750,000,000) Common Shares, having a par value of $0.001 per share."

All other aspects of Article III shall remain unchanged excepting as to the total authorized number of Common and Preferred Shares as referenced in ARTICLE III (A) and (B).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be signed by Vlado Hreljanovic, its Chief Executive Officer, this 27 day of March, 2006.





                               /s/ Vlado Hreljanovic
                               -----------------------------
                              Vlado Hreljanovic
                              Chief Executive Officer